UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

COMPUTER HORIZONS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	0-7282	13-2638902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

49 Old Bloomfield Avenue, Mountain Lakes, NJ	07046-1495
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 29, 2006, Computer Horizons, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between NetStar-1, Inc. (the “Buyer”) and the Company.  A copy of the Stock Purchase Agreement is filed herewith as Exhibit 2.1.  Pursuant to the Stock Purchase Agreement, on September 29, 2006, the Company sold to the Buyer all of the outstanding common stock of RGII Technologies, Inc. (“RGII”), a wholly owned subsidiary of the Company, for a purchase price of $15,250,000 in cash, less an estimated net asset adjustment of approximately $1,200,000, which is subject to further adjustment.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On September 29, 2006, the Company entered into a Stock Purchase Agreement by and between the Buyer and the Company.  Pursuant to the Stock Purchase Agreement, on September 29, 2006, the Company sold to the Buyer all of the outstanding common stock of RGII, a wholly owned subsidiary of the Company, for a purchase price of $15,250,000 in cash, less an estimated net asset adjustment of approximately $1,200,000, which is subject to further adjustment.

A copy of the Company’s September 29, 2006 press release announcing the sale of RGII is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.  This current report on Form 8-K and the September 29, 2006 press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01               Financial Statements and Exhibits.

(b) Pro Forma Financial Information:  Unaudited pro forma condensed consolidated financial statements of the Company are attached hereto as Exhibit 99.2 and are incorporated herein by this reference.

The first paragraph of Item 2.01 above is incorporated by reference herein.

The attached unaudited pro forma condensed consolidated balance sheet of Computer Horizons Corp. reflects the disposition of RGII as if it had occurred on June 30, 2006. The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2006 and June 30, 2005 and for the years ended December 31, 2005, 2004 and 2003, reflect the disposition of the RGII business as if the sale had occurred on January 1, 2003. The pro forma adjustments are based on the operations of Computer Horizons Corp. during the periods presented, the impact from the sale of the RGII business and other transactions associated with the disposition. These adjustments have been made to illustrate the anticipated financial effect of the sale of the RGII business and are based on presently available information. Consequently, the pro forma financial information presented is not necessarily indicative of the results that would have been reported had the transactions actually occurred on the dates specified.

The final accounting for the disposition of the RGII business is still under review by management and will be finalized prior to the filing of the Computer Horizon Corp. Annual Report on Form 10-K for the year ending December 31, 2006. Effective in the third quarter of 2006, Computer Horizons will classify the assets and liabilities of RGII as discontinued operations and report the results of operations for RGII in discontinued operations in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The pro forma information related to the sale of the RGII business is based on the net book value of net assets sold as of September 29, 2006. Accordingly, Computer Horizons’ actual recording of the disposition, including the final sale price, may differ from the pro forma financial information based on the net book value of net assets as of the closing date. The pro forma financial information does not purport to indicate the future financial position or future results of Computer Horizons’ operations.

(d) Exhibits:

Exhibit No.	Document

2.1	Stock Purchase Agreement dated September 29, 2006 between NetStar-1, Inc. and Computer Horizons Corp.

99.1	Press Release dated September 29, 2006.

99.2	Unaudited pro forma condensed consolidated financial statements of Computer Horizons Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.
(Registrant)

Date: October 5, 2006

	By:	/s/ Barbara Moss
Barbara Moss
Chief Financial Officer